PRELIMINARY PROXY CARD
DATED JULY 22, 2015
SUBJECT TO COMPLETION

EAGLE ROCK ENERGY PARTNERS, L.P.
1415 Louisiana Street
Suite 2700
Houston, TX 77002

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on September 16, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on September 16, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE IN PERSON
If you would like to attend the Special Meeting and vote in person, please review the requirements in the accompanying proxy statement.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR proposals 1 and 2.

	Proposal	For	Against	Abstain
1	Approve the Agreement and Plan of Merger, dated as of 5/21/2015 (as such agreement may be amended from time to time, the "merger agreement"), by and among Eagle Rock Energy Partners, L.P. ("Eagle Rock"), Eagle Rock Energy GP, L.P., Vanguard Natural Resources, LLC ("Vanguard") and Talon Merger Sub, LLC, a wholly owned indirect subsidiary of Vanguard ("Merger Sub"), pursuant to which, among other things, Merger Sub will merge with and into Eagle Rock (the "merger"), with Eagle Rock surviving the merger as a wholly owned indirect subsidiary of Vanguard.	☐	☐	☐
2	Approve on an advisory, non-binding basis, the merger-related compensation payments that, pursuant to existing contractual arrangements, may become payable to Eagle Rock's named executive officers in connection with the merger.	☐	☐	☐

NOTE: The Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000253747_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting and Proxy Statement is/are available at www.proxyvote.com .

EAGLE ROCK ENERGY PARTNERS, L.P.
Special Meeting of Common Unitholders
September 17, 2015 10:00 AM CDT
This proxy is solicited by the Board of Directors

The undersigned unitholder(s) hereby, revoking all prior proxies, appoint(s) Joseph A. Mills and Charles C. Boettcher, each with the full power and authority to act as proxy of the undersigned, with full power of substitution, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common units representing limited partner interests of Eagle Rock Energy Partners, L.P. that the undersigned is/are entitled to vote at the Special Meeting of unitholders to be held at 10:00 AM CDT on September 17, 2015, at 1415 Louisiana Street, Suite 3900, Houston, Texas 77002, and at any adjournment or postponement thereof.

This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side